UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                  CURENT REPORT

     Pursuant to Section  13  OR  15(d) of the Securities Exchange Act of 1934

                                 March 31, 2005
                Date of Report (Date of earliest reported event)

                          Sentry Technology Corporation
             (Exact name of registrant as specified in its chapter)

           Delaware                   1-12727            96-11-3349733
     (State  or  other             (Commission            (IRS  Employer
      jurisdiction  of             File  Number)           Identification
        incorporation)                                        number)


       1881  Lakeland  Avenue,  Ronkonkoma,  New  York          11779
    (Address  of  principal  executive  offices)              (Zip  Code)

                                  631-739-2000
               Registrant's telephone number, including area code


                                      None
         (Former name or former address, if changed since last report )



               INFORMATION  TO  BE  INCLUDED  IN  THE  REPORT


Item  8.01  Other  Events.

On March 31, 2005, Sentry Technology Corporation ("Sentry" or the "Company") announced its financial results for the fourth quarter and year ended December 31, 2004. A copy of the Company's News Release issued on March 31, 2005 is filed as an exhibit to this report and is incorporated in this report by reference.


Item  9.01.  Financial  Statements  and  Exhibits.

Exhibit  99.1     Company  News  Release  dated  March  31,  2005


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Sentry  Technology  Corporation

Date:  3/31/05                       /s/ Peter J. Mundy
--------------                       --------------------------------
                                     Peter  J.  Mundy,  VP  and  CFO





EXHIBIT  INDEX

99.1     Company  News  Release  dated  March  31,  2005.

                                                              EXHIBIT  99.1




                               [GRAPHIC  OMITED]



                               [GRAPHIC  OMITED]

                                                               News  Release



FOR  IMMEDIATE  RELEASE                  CONTACT:     Peter  J.  Mundy
-----------------------                               Vice  President  -  CFO
                                                      (631)  739-2000


                 SENTRY TECHNOLOGY REPORTS FOURTH QUARTER PROFIT

     RONKONKOMA, New York, March 31, 2005, -- Sentry Technology Corporation (OTC Bulletin Board: SKVY) today reported financial results for the Company's fourth quarter and year ended December 31, 2004.

     Revenues for the fourth quarter of 2004 were $4,901,000, compared to revenues of $3,353,000 reported in the fourth quarter of the prior year. The Company generated operating income for the current quarter of $380,000 as compared to $47,000 for the same period of 2003. Net income was $172,000, or $0.00 per share, in the fourth quarter of 2004 as compared to a net loss of $109,000, or $(0.00) per share, in the fourth quarter of 2003.

     For the year ended December 31, 2004, revenues were $16,665,000, compared to $13,126,000 reported in the previous year. The increase in revenues is primarily related to higher sales of EAS products principally as a result of the ID Systems acquisition as well as an increase in sales of the Company's proprietary SmartTrack traveling camera systems. There was operating income of $665,000 in 2004, compared to an operating loss of $378,000 in 2003. Net income was $31,000, or $0.00 per share in 2004, compared to $181,000, or $0.00 per share in 2003. Included in the net income for 2003 were extraordinary gains of $738,000, or $0.01 per share, related to the settlement with trade creditors of past due debt and the termination of its long-term lease with its prior landlord for the Hauppauge, New York facility.

"We are pleased to report growth in revenues and our third consecutive quarterly profit since the acquisition of ID Systems in May 2004," said Peter L. Murdoch, President and CEO of Sentry Technology Corporation. "However, we are disappointed that Lowe's Home Center, our largest customer, decided not to renew its annual maintenance agreement for 2005. This contract represented $0.9 million of our revenues in 2004 and contributed towards the selection of Sentry as a vendor for replacement and add-on CCTV business in existing and new Lowe's locations. We anticipate that this decision will result in a substantial decrease in future revenues from Lowe's on a comparative basis. Customer service and administrative expense reductions have been made to compensate for this expected loss in business. At the same time, we have increased funding of sales and marketing programs, which we expect will continue to increase our business with new and existing customers. Recently we have installed our SentryVision Video Server along with wireless hand held controls for SmartTrack in two major accounts. We believe this application of our proprietary products will open new growth opportunities for Sentry."

Sentry Technology Corporation designs, manufactures, sells and installs a complete line of Radio Frequency (RF) and Electro-Magnetic (EM) EAS systems and Closed Circuit Television (CCTV) solutions. The CCTV product line features the proprietary SentryVision SmartTrack patented traveling Surveillance System. The Company's products are used by retailers to deter shoplifting and internal theft and by industrial and institutional customers to protect assets and people. The Company's acquisition of ID Systems expands the Company's product offering to include proximity Access Control and Radio Frequency Identification (RFID) solutions. For further information, please visit our website at www.sentrytechnology.com.
                                      # # #

     This press release may include information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company's Securities and Exchange Commission filings.


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SENTRY  TECHNOLOGY  CORPORATION
CONSOLIDATED  BALANCE  SHEETS
(In  thousands)




                                                         December 31,  December 31,
                                                             2004          2003
                                                        ------------   ------------
ASSETS
------------------------------------------------------
CURRENT ASSETS
  Cash and cash equivalents. . . . . . . . . . . . . .  $       1,965   $    210
  Accounts receivable, less allowance for doubtful
     accounts of $338 and $304, respectively . . . . .          3,500      1,482
  Inventories. . . . . . . . . . . . . . . . . . . . .          3,314      1,855
  Prepaid expenses and other current assets. . . . . .            525        126
                                                        --------------  ---------
    Total current assets . . . . . . . . . . . . . . .          9,304      3,673

PROPERTY, PLANT AND EQUIPMENT, net . . . . . . . . . .            689        209
GOODWILL                                                        1,564        ---
OTHER ASSETS . . . . . . . . . . . . . . . . . . . . .            690        211
                                                        --------------  ---------

                                                        $      12,247   $  4,093
                                                        ==============  =========
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------------------------
CURRENT LIABILITIES
  Revolving line of credit and term loan . . . . . . .  $       2,640   $  1,515
  Accounts payable . . . . . . . . . . . . . . . . . .            799        566
  Accrued liabilities. . . . . . . . . . . . . . . . .          1,146      1,601
  Obligations under capital leases - current portion .              5          5
  Deferred income. . . . . . . . . . . . . . . . . . .            169        271
                                                        --------------  ---------
    Total current liabilities. . . . . . . . . . . . .          4,759      3,958

NOTES PAYABLE. . . . . . . . . . . . . . . . . . . . .            189        247
OBLIGATIONS UNDER CAPITAL LEASES -
  non-current portion. . . . . . . . . . . . . . . . .              8         13
DEFERRED INCOME TAXES                                              39        ---
CONVERTIBLE DEBENTURES                                          1,862        ---
MINORITY INTEREST                                               1,045        ---
                                                        --------------  ---------
    Total liabilities. . . . . . . . . . . . . . . . .          7,902      4,218

SHAREHOLDERS' EQUITY
  Common stock . . . . . . . . . . . . . . . . . . . .            121         86
  Additional paid-in capital . . . . . . . . . . . . .         48,779     44,658
  Accumulated deficit. . . . . . . . . . . . . . . . .        (44,718)   (44,749)
  Note receivable from shareholder                                ---       (120)
  Equity adjustment from foreign currency translation             163        ---
                                                        --------------  ---------
    Total shareholders' equity (deficit) . . . . . . .          4,345       (125)
                                                        --------------  ---------
                                                        $      12,247   $  4,093
                                                        ==============  =========

SENTRY  TECHNOLOGY  CORPORATION
CONDENSED  CONSOLIDATED  STATEMENTS  OF  OPERATIONS
(In  thousands,  except  per  share  data)


                                                  Three Months Ended               Twelve Months Ended
                                                    December 31,                   December 31,
                                                 ------------------------------------------------------
                                                 2004                2003          2004           2003
                                                 ------------------------------------------------------

REVENUES. . . . . . . . . . . . . . . . . . . .  $  4,901          $ 3,353      $ 16,665     $  13,126

COSTS AND EXPENSES:
  Cost of sales . . . . . . . . . . . . . . . .     1,813            1,200         6,351         5,179
  Customer service expenses . . . . . . . . . .       955            1,065         4,175         3,977
  Selling, general and administrative expenses.     1,527              877         4,642         3,692
  Research and development. . . . . . . . . . .       226              164           832           656
                                                 ----------------------------  -----------------------

                                                    4,521            3,306        16,000        13,504
                                                 ----------------------------  -----------------------

OPERATING INCOME (LOSS) . . . . . . . . . . . .       380               47           665          (378)

INTEREST AND FINANCING EXPENSES . . . . . . . .       103              158           412           671
                                                 ----------------------------  ------------------------

INCOME (LOSS) BEFORE INCOME TAXES . . . . . . .       277             (111)          253        (1,049)

INCOME TAX EXPENSE (BENEFIT). . . . . . . . . .        63               (1)          140          (492)
                                                 ----------------------------  ------------------------

INCOME (LOSS) BEFORE MINORITY INTEREST
     AND EXTRAORDINARY ITEM . . . . . . . . . .       214             (110)          113          (557)

MINORITY INTEREST                                     (42)             ---           (82)           --
                                                 ----------------------------  ------------------------

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM . . . .       172             (110)         (110)           31

EXTRAORDINARY ITEM - Gain on extinguishment
  of debt, net of $1 and $492  income taxes           ---                1            --           738
                                                 ----------------------------  ------------------------

NET INCOME (LOSS) . . . . . . . . . . . . . . .  $    172          $  (109)           31           181
                                                 ============================  ========================

NET INCOME (LOSS) PER SHARE
Income (loss) before extraordinary item . . . .  $   0.00          $ (0.00)        $0.00        $(0.01)
Extraordinary item. . . . . . . . . . . . . . .      0.00             0.00          0.00        $ 0.01
                                                 ----------------------------  ------------------------
  Basic and diluted . . . . . . . . . . . . . .  $   0.00          $ (0.00)         0.00        $ 0.00
                                                 ============================  ========================

WEIGHTED AVERAGE SHARES
  Basic and diluted . . . . . . . . . . . . . .   118,757           85,754       106,532        84,153
